Exhibit 99.1

Investor Presentation Update June 2020 January 2021

Forward - Looking Statements 1 This presentation is for informational purposes only and does not constitute an offer to sell, or a solicitation of offers to purchase, Global Medical REIT Inc . ’s (the “Company”, or “GMRE”) securities . The information contained in this presentation does not purport to be complete and should not be relied upon as a basis for making an investment decision in the Company’s securities . This presentation also contains statements that, to the extent they are not recitations of historical fact, constitute “forward - looking statements . ” Forward - looking statements are typically identified by the use of terms such as “may,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology . The forward - looking statements included herein are based upon the Company’s current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties . Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control . Although the Company believes that the expectations reflected in such forward - looking statements are based on reasonable assumptions, the Company’s actual results and performance could differ materially from those set forth in the forward - looking statements due to the impact of many factors including, but not limited to, those discussed under “Risk Factors” in the Company’s Annual Report on Form 10 - K and Quarterly Reports on Form 10 - Q and any prospectus or prospectus supplement filed with the Securities and Exchange Commission (“SEC”) . The Company undertakes no obligation to update or revise any such information for any reason after the date of this presentation, unless required by law . This presentation includes information regarding certain of our tenants, which are not subject to SEC reporting requirements . The information related to our tenants contained in this report was provided to us by such tenants or was derived from publicly available information . We have not independently investigated or verified this information . We have no reason to believe that this information is inaccurate in any material respect, but we cannot provide any assurance of its accuracy . We are providing this data for informational purposes only .

Company Profile 2 Owner of national portfolio of purpose - built healthcare facilities leased to strong healthcare systems and physician groups with leading market share in secondary markets, designed to produce increasing, reliable rental revenue by leasing each property primarily under long - term, triple net leases Gross Real Estate Assets $1.14B Annualized Base Rent (ABR)* $88M # of Buildings Owned 139 # of Tenants 115 Weighted Average Rent Escalations 2.1% Gross Leasable Area (SF) 3.7M Weighted Average Cap Rate 7.9% Weighted Average Lease Term (years) 8.2 *See page 6 for footnotes Portfolio Snapshot All data as of December 31, 2020 unless otherwise stated $669M Market Capitalization (Common and OP) NYSE: GMRE 6.1% Dividend Yield $1.34B Total Capitalization

2020 Acquisition Activity

GLOBAL MEDICAL REIT

2020 Completed Acquisitions

Since January 1, 2020, the Company completed 18 acquisitions, encompassing an aggregate 915,241 leasable square feet for a total purchase price of $226.5 million with annualized base rent of $17.7 million at a weighted average cap rate of 7.8%

Date	Property	City, State	Leasable Square Feet	Purchase Price[1] (in thousands)	Annualized Base Rent[2] (in thousands)	Capitalization Rate[3]
2/13/2020	Wake Forest Baptist Health - High Point	High Point, NC	97,811	$ 24,750	$ 1,869	7.6%
2/27/2020	Medical Associates	Clinton, IA	115,142	11,350	1,282	11.3%
3/4/2020	Ascension St. Mary's Hospital	West Allis, WI	33,670	9,025	664	7.4%
3/20/2020	Grand Rapids Ophthalmology	Grand Rapids, MI	95,108	22,500	2,129	9.5%
	First Quarter Total		**341,731**	**$ 67,625**	**$ 5,944**	**8.8%**
4/27/2020	Dumfries Health Center	Dumfries, VA	99,718	19,250	1,743	9.1%
	Second Quarter Total		**99,718**	**$ 19,250**	**$ 1,743**	**9.1%**
7/16/2020	MercyOne Hospital	Centerville, IA	15,748	5,000	351	7.0%
7/17/2020	Spectrum (Team Health)	Fairfax, VA	73,653	17,625	1,265	7.2%
7/31/2020	Franklin Square Center	Rosedale, MD	96,564	22,500	1,568	7.0%
9/18/2020	Biomat USA Plasma Center - Lancaster	Lancaster, TX	10,800	6,250	439	7.0%
9/30/2020	Wake Forest Baptist Health - Winston Salem	Winston Salem, NC	45,525	8,450	592	7.0%
	Third Quarter Total		**242,290**	**$ 59,825**	**$ 4,215**	**7.0%**
10/21/2020	DaVita Portfolio	Jackson, MS & Decatur, GA	36,092	10,775	755	7.0%
10/27/2020	Prevea Portfolio	Sheboygan, WI & Plymouth, WI	40,250	13,700	1,016	7.4%
11/18/2020	FCS Cancer Portfolio	Spring Hill, FL	45,233	18,300	1,252	6.8%
11/23/2020	Physician Alliance ASC	Cape Girardeau, MO	13,650	7,300	592	8.1%
12/1/2020	Tuscany Medical Plaza	Yuma, AZ	24,000	6,900	568	8.2%
12/14/2020	Blossom Bariatrics	Las Vegas, NV	16,015	7,000	496	7.1%
12/29/2020	Clearway Pain Solutions	Pensacola, FL	32,189	9,000	642	7.1%
12/30/2020	Gulf Coast Clinic	Venice, FL	24,073	6,800	483	7.1%
	Fourth Quarter Total		**231,502**	**$ 79,775**	**$ 5,804**	**7.3%**
	2020 Total/Weighted Average		**915,241**	**$ 226,475**	**$ 17,705**	**7.8%**

(1) Represents contractual purchase price.
(2) December 31, 2020 base rent or month of acquisition base rent multiplied by 12 (or actual NOI for where more reflective of property performance).
(3) Capitalization rates are calculated based on current lease terms and do not give effect to future recent escalations.

Acquisitions Under Contract

As of January 7, 2021, the Company had five properties under contract for a total purchase price of approximately $41.4 million. The properties are currently in the due diligence review period. If the Company identifies problems with the properties or the operators during our review, it may not close on the transactions on a timely basis, or it may terminate the transactions.

January 2021 | Investor Presentation

3

Lease Expiration Schedule 4 Q 20 Significant Lease Activity In the fourth quarter of 2020, GMR extended leases totaling 7.1% of ABR, including two Encompass leases expiring in 2021 and the Kindred lease at Mercy Rehabilitation Hospital Oklahoma City, for a weighted average additional term of 9.2 years. Year Number of Leases Leasable Square Feet % of Total Leasable SF ABR % of Total ABR 2021 7 21,716 0.6% $ 361 0.4% 2022 17 77,227 2.1% 1,512 1.7% 2023 15 235,218 6.4% 5,588 6.4% 2024 37 655,851 17.8% 14,116 16.1% 2025 8 227,288 6.2% 6,175 7.0% 2026 25 413,309 11.2% 7,293 8.3% 2027 16 297,625 8.1% 8,624 9.8% 2028 7 112,185 3.0% 2,851 3.2% 2029 16 282,342 7.6% 7,906 9.0% 2030+ 48 1,338,605 36.2% 33,448 38.1% Total Leased 196 3,661,366 99.1% $ 87,874 100.0% Current Vacancy 33,499 0.9% Total Leasable 3,694,865 100.0% January 2021| Investor Presentation 4

5 Capital Sources and Liquidity Mercy/Kindred Oklahoma City Facility Capitalization ($ MM) $591 $669 $75 Highlights Total liquidity of approximately $80 million* 3.22% weighted average interest rate Weighted average term of debt is 2.79 years *Includes cash balances and available capacity under our credit facility Multiple Capital Sources Asset Level Mortgage Financing $600 Million Credit Facility Equity Issuance ATM Program Tax Advantaged OP Units Continue to expand access to multiple sources of capital over time to fund acquisition activity Total Debt $591 7.5% Series A Preferred Equity $75 Market Capitalization (Common and OP) $669 Total Capitalization $1,335 All data as of December 31, 2020 unless otherwise stated

Footnotes 6 Annualized Base Rent Monthly base rent at December 31 , 2020 multiplied by 12 (or actual NOI where more reflective of property performance) . Accordingly, this methodology produces an annualized amount as of a point in time but does not take into account future contractual rental rate increases . All data as of December 31, 2020 unless otherwise stated

INVESTOR RELATIONS Evelyn Infurna Evelyn.Infurna@icrinc.com 203.682.8265